UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Merck & Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State of incorporation or organization)

22-1918501

(I.R.S. Employer Identification No.)

One Merck Drive, PO Box 100, Whitehouse Station, NJ	08889-0100
(Address of Principal Executive Offices of Registrant)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
1.125% Notes due 2021	New York Stock Exchange
1.875% Notes due 2026	New York Stock Exchange
2.500% Notes due 2034	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-185248

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 1.125% Notes due 2021, 1.875% Notes due 2026 and 2.500% Notes due 2034 (the “Debt Securities”) of Merck & Co., Inc. (the “Company” or the “Registrant”). For a description of the Debt Securities, reference is made to: (i) the information set forth under the heading “Description of Debt Securities We May Offer” in the Prospectus, dated December 3, 2012, included in the Registrant’s Registration Statement on Form S-3 (File No. 333-185248) under the Securities Act of 1933, as amended (the “Securities Act”), as filed with the Securities and Exchange Commission (the “SEC”) on December 3, 2012 (the “Registration Statement”) and (ii) the information set forth under the heading “Description of the Notes” in the Registrant’s Prospectus Supplement, dated October 6, 2014, as filed with the SEC on October 8, 2014, pursuant to Rule 424(b) the Securities Act, each of which is incorporated by reference herein.

Item 2.	Exhibits.

Exhibit	Description

4.1	1.125% Notes due 2021 Officers’ Certificate of the Company dated October 15, 2014, including form of the 2021 Notes. (incorporated by reference to Exhibit 4.1 to Merck & Co., Inc.’s Current Report on Form 8-K filed with the SEC on October 15, 2014.)

4.2	1.875% Notes due 2026 Officers’ Certificate of the Company dated October 15, 2014, including form of the 2026 Notes. (incorporated by reference to Exhibit 4.2 to Merck & Co., Inc.’s Current Report on Form 8-K filed with the SEC on October 15, 2014.)

4.3	2.500% Notes due 2034 Officers’ Certificate of the Company dated October 15, 2014, including form of the 2034 Notes. (incorporated by reference to Exhibit 4.3 to Merck & Co., Inc.’s Current Report on Form 8-K filed with the SEC on October 15, 2014.)

4.4	Indenture, dated as of January 6, 2010, between the Company and U.S. Bank Trust National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Merck & Co., Inc.’s Current Report on Form 8-K filed with the SEC on December 10, 2010.)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 15, 2014

MERCK & CO., INC.

By:	/s/ Katie E. Fedosz
Name:	Katie E. Fedosz
Title:	Senior Assistant Secretary

INDEX TO EXHIBITS

Exhibit	Description

4.1	1.125% Notes due 2021 Officers’ Certificate of the Company dated October 15, 2014, including form of the 2021 Notes (incorporated by reference to Exhibit 4.1 to Merck & Co., Inc.’s Current Report on Form 8-K filed with the SEC on October 15, 2014.)

4.2	1.875% Notes due 2026 Officers’ Certificate of the Company dated October 15, 2014, including form of the 2026 Notes (incorporated by reference to Exhibit 4.2 to Merck & Co., Inc.’s Current Report on Form 8-K filed with the SEC on October 15, 2014.)

4.3	2.500% Notes due 2034 Officers’ Certificate of the Company dated October 15, 2014, including form of the 2034 Notes (incorporated by reference to Exhibit 4.3 to Merck & Co., Inc.’s Current Report on Form 8-K filed with the SEC on October 15, 2014.)

4.4	Indenture, dated as of January 6, 2010, between the Company and U.S. Bank Trust National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Merck & Co., Inc.’s Current Report on Form 8-K filed with the SEC on December 10, 2010.)